Exhibit 99.1


                            (Ennis Logo)

FOR IMMEDIATE RELEASE
---------------------

         ENNIS, INC. REPORTS RESULTS FOR THE QUARTER AND
                   PERIOD ENDED NOVEMBER 30, 2005


   Midlothian, Texas  December  21,  2005  -- Ennis, Inc. (the
"Company"), (NYSE: EBF), today reported financial results for the quarter and the period ended November 30, 2005.

     (bullet)	Net  sales  increased  $39.9 million over same
                quarter last year and $198.0 million over the comparative nine-month period last year.

     (bullet)	Profits increased  65.6%,  from  $6.1  million
                to $10.1 million for quarter, and 93.8%, from $16.1 million to $31.2 million for the nine-month period ended November 30, 2004 and 2005, respectively.

     (bullet)	Growth  in  diluted  EPS to $.39 and $1.21 per
                share for the quarter and nine-month period ended November 30, 2005, representing an increase of 11.4% and 27.4%, respectively over the comparable periods last year.

Financial Overview
------------------

      For the third quarter, net sales increased by $39.9 million, or 43.5% from $91.8 for the three months ended November 30, 2004 to $131.7 million for the three months ended November 30, 2005. Net sales in the Print Solutions segment for the quarter were $77.9 million compared to $87.4 million for the same quarter last year. Sales in the Apparel Solutions segment during the period were $53.8 million compared to $4.4 million for the same quarter last year. Net earnings for the quarter increased by $4.0 million, or 65.6% from $6.1 million for the three months ended November 30, 2004 to $10.1 million for the three months ended November 30, 2005. Diluted earnings per share for the three months ended November 30, 2005 was $0.39 compared to $0.35 for the three months ended November 30, 2004.

      Given that this is the first year in which the seasonality of the Alstyle acquisition is being reported, the Company is providing information in this release on linked quarters (the second and third quarter of this fiscal year) to aid investors and stockholders prior to the filing of the 10-Q for the quarter ended November 30, 2005. Compared to the second quarter of this fiscal year, net sales decreased 11.1% from $148.1 million to $131.7 million. Net sales in the Apparel Solutions segment declined from $64.2 million in the second quarter of this fiscal year to $53.8 million in the third quarter, or 16.2%. Profitability, as a percent of sales, however, increased as many of the operational improvements put into place improved margins. As previously indicated, the sales in the apparel segment are cyclical and decline in the third and fourth quarters of the Company's fiscal year compared to the results in the first two quarters of the fiscal year. Net sales in the Print Solutions segment declined from $83.9 million at the end of the second quarter of this fiscal year to

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


$77.9  million, or  7.2%.  This  decline  was  due  in part to reduced volume from a large customer in the Promotional Solutions group, and reduced sales from the closing of two unprofitable locations during the first half of this fiscal year. For the year, net sales increased by approximately $198.0 million, or 85.8% from $230.9 million for the nine months ended November 30, 2004 to $428.9 million for the nine months ended November 30, 2005. Sales in the Print Solutions segment for the period were $242.4 million compared to $226.5 million for the same period last year. The Apparel Solutions segment sales for the period were $186.5 million compared to $4.4 million for the same period last year. Net earnings for the year increased by $15.1 million, or 93.8% from $16.1 million for the nine months ended November 30, 2004 to $31.2 million for the nine months ended November 30, 2005. Diluted earnings per share increased from $.95 to $1.21 for the nine months ended November 30, 2004 and 2005, respectively.

	The Company generated $23.0 million in EBITDA (earnings before interest, taxes, depreciation and amortization) for the quarter compared to $12.5 million for the comparable quarter last year, and $70.8 million for the nine months ended November 30, 2005 compared to $33.3 for the comparable period last year.

Reconciliation  of   Non-GAAP  to  GAAP  measure  (dollars  in
thousands):

                    Three months ended   Nine months ended
                       November 30,          November 30,
                      2005      2004        2005      2004
                      ----      ----        ----      ----
Earnings before
  income taxes     $ 16,418  $  9,869    $ 50,783  $ 25,921
Interest expense      2,235       288       6,801       589
Depreciation/
  amortization        4,347     2,342      13,167     6,766
                   --------  --------    --------  --------
EBITDA (non-GAAP)  $ 23,000  $ 12,499    $ 70,751  $ 33,276
                   ========  ========    ========  ========

	Keith Walters, Chairman, President & CEO, commented by saying, "we are extremely pleased with our results for the quarter and with the post-merger operating results which continue to meet or exceed our pro-forma expectations outlined in last year's S-4 filing. Our management team for the Apparel segment should be in place in January 2006, and this segment continues to perform within our expectations."


About Ennis
-----------
      Ennis, Inc. (www.ennis.com) (formerly Ennis Business Forms, Inc.) is primarily engaged in the production of and sale of business forms, apparel and other business products. The Company is one of the largest private-label printed business product suppliers in the United States. Headquartered in Midlothian, Texas, the Company has production and distribution facilities strategically located throughout the United States of America, Mexico and Canada, to serve the Company's national network of distributors. The Company, together with its subsidiaries, operates in two business segments: the Printing Segment and Apparel Segment. There are three groups within the Printing Segment: the Forms Solutions Group, Promotional Solutions Group, and Financial Solutions Group. The Apparel Segment consists entirely of the Apparel Solutions Group. The Forms Solutions Group is primarily engaged in the business of manufacturing and selling business forms and other printed business products. The Promotional Solutions Group is primarily engaged in the business of design, production and distribution of printed and electronic media, presentation products, flex-o-graphic printing, advertising specialties and Post-it (registered trademark) Notes. The Financial

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


Solutions Group designs, manufactures and markets printed forms and specializes in internal bank forms, secure and negotiable documents and custom products. The Apparel Solutions Group manufactures T-Shirts and distributes T-Shirts and other active-wear apparel through six distribution centers located throughout North America.


Safe Harbor Under The Private Securities Litigation
Reform Act of 1995
--------------------------------------------------------------

      Certain statements contained in this press release that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. The words "anticipate," "preliminary," "expect," "believe," "intend" and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These statements are subject to numerous uncertainties, which include, but are not limited to, the Company's ability to effectively manage its business functions while growing its business in a rapidly changing environment, the Company's ability to adapt and expand its services in such an environment, the variability in the prices of paper and other raw materials. Other important information regarding factors that may affect the Company's future performance is included in the public reports that the Company files with the Securities and Exchange Commission. The Company undertakes no obligation to revise any forward-looking statements or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.


For Further Information Contact:

Keith Walters, Chairman, Chief Executive Officer and President
Richard L. Travis, Jr., Chief Financial Officer
Ennis, Inc.
2441 Presidential Parkway
Midlothian, Texas 76065
Phone: (972) 775-9801
Fax: (972) 775-9820
www.ennis.com

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


                  ENNIS, INC. AND SUBSIDIARIES
              CONDENSED CONSOLIDATED BALANCE SHEETS
                     (Dollars in Thousands)
---------------------------------------------------------------
                                      November 30,  February 28,
                                          2005          2005
                                          ----          ----
                   Assets                      (Unaudited)

CURRENT ASSETS:
  Cash and cash equivalents           $   11,625   $    10,694
  Accounts receivable, net                38,200        46,685
  Inventories                             89,674        79,900
  Other current assets                    12,692        11,894
                                      ----------   -----------
    Total current assets                 152,191       149,173
                                      ----------   -----------
PROPERTY, PLANT AND EQUIPMENT, NET        67,603        72,019

GOODWILL, NET                            178,157       178,472

OTHER ASSETS                              93,032        97,582
                                      ----------   -----------
                                      $  490,983   $   497,246
                                      ==========   ===========

     Liabilities and Shareholders' Equity

CURRENT LIABILITIES:
  Current installments of
    long-term debt                    $   21,120   $    21,702
  Accounts payable                        27,863        33,887
  Accrued expenses & taxes payable        23,508        25,794
                                      ----------   -----------
    Total current liabilities             72,491        81,383
                                      ----------   -----------

LONG-TERM DEBT                            96,550       112,342

DEFERRED CREDITS (principally taxes)      30,223        31,790

SHAREHOLDERS' EQUITY                     291,719       271,731
                                      ----------   -----------
                                      $  490,983   $   497,246
                                      ==========   ===========

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

                         ENNIS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                (Dollars in thousands except per share amounts)
---------------------------------------------------------------------------
                                   Three months ended      Nine months ended
                                        November 30,          November 30,
                                      2005      2004        2005        2004
                                      ----      ----        ----        ----
                                       (Unaudited)            (Unaudited)
NET SALES                        $ 131,690   $  91,750   $ 428,918   $ 230,860
                                 ---------   ---------   ---------   ---------

COSTS AND EXPENSES:
     Cost of sales                  96,070      68,876     318,569     171,574
     Selling, general and
       administrative expenses      17,801      12,907      53,429      33,106
                                 ---------   ---------   ---------   ---------
                                   113,871      81,783     371,998     204,680
                                 ---------   ---------   ---------   ---------

OPERATING INCOME                    17,819       9,967      56,920      26,180

OTHER INCOME (EXPENSE):
     Interest expense               (2,235)       (288)     (6,801)       (589)
     Other income,net                  834         190         664         330
                                 ---------   ---------   ---------    --------
                                    (1,401)        (98)     (6,137)       (259)
                                 ---------   ---------   ---------    --------

EARNINGS BEFORE INCOME TAXES        16,418       9,869      50,783      25,921
     Provision for income taxes      6,320       3,765      19,551       9,865
                                 ---------   ---------   ---------   ---------
NET EARNINGS                     $  10,098   $   6,104   $  31,232   $  16,056
                                 =========   =========   =========   =========

PER SHARE AMOUNTS
     Basic earnings              $    0.40   $    0.36   $    1.23   $    0.97
                                 =========   =========   =========   =========
     Diluted earnings            $    0.39   $    0.35   $    1.21   $    0.95
                                 =========   =========   =========   =========
     Dividends                   $   0.155   $   0.155   $   0.465   $   0.465
                                 =========   =========   =========   =========

WEIGHTED AVERAGE SHARES
  OUTSTANDING:
     Basic                      25,457,965  16,959,463  25,446,315  16,599,542
                                ==========  ==========  ==========  ==========
     Diluted                    25,743,327  17,320,580  25,726,003  16,924,120
                                ==========  ==========  ==========  ==========

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



              ENNIS, INC. AND SUBSIDIARIES
     CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                 (Dollars in Thousands)
---------------------------------------------------------------
                                            Nine Months Ended
                                               November 30,
                                             2005        2004
                                             ----        ----
CASH FLOWS FROM OPERATING ACTIVITIES:             (Unaudited)
   Net earnings                          $  31,232   $  16,056
   Adjustments to reconcile net
     earnings to net cash provided
     by operating activities:
        Depreciation and amortization       13,167       6,766
        Gain on sale of property,
          plant and equipment                 (217)       (239)
        Changes in operating assets
          and liabilities                   (8,267)     (2,711)
                                         ---------   ---------
            Net cash provided by
              operating activities          35,915      19,872
                                         ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                     (7,375)     (4,581)
   Purchase of operating assets                  -    (114,620)
   Other                                       246         400
                                         ---------   ---------
            Net cash used in investing
              activities                    (7,129)   (118,801)
                                         ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Debt issued                               9,000     109,500
   Repayment of debt issued                (25,374)     (6,353)
   Exercise of stock options                   350         372
   Dividends                               (11,831)     (7,634)
                                         ---------   ---------
            Net cash provided by
             (used in) financing
             activities                    (27,855)     95,885
                                         ---------   ---------
NET CHANGE IN CASH AND EQUIVALENTS             931      (3,044)

CASH AND EQUIVALENTS AT BEGINNING OF
  PERIOD                                    10,694      15,067
                                         ---------   ---------
CASH AND EQUIVALENTS AT END OF
  PERIOD                                 $  11,625   $  12,023
                                         =========   =========

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